Exhibit 21.1

                                  Subsidiaries

Name                             Jurisdiction of Incorporation      Ownership
----                             -----------------------------      ---------

Gales Acquisition Group, Inc.              Delaware              100% (Direct)

Air Industries Machining, Corp.            New York              100% (Indirect)

Sigma Metals, Inc.                         New York              100% (Indirect)

Welding Metallurgy, Inc.                   New York              100% (Indirect)